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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-102778) and related Prospectus of Enterprise Products Partners L.P. and Enterprise Products Operating L.P., the Registration Statement (Form S-4 No. 333-102776) and related Prospectus of Enterprise Products Partners L.P. and Enterprise Products Operating L.P., and in the Registration Statement (Form S-8 No. 333-36856) pertaining to Enterprise Products Company 1998 Long-Term Incentive Plan and in the Registration
Statement (Form S-8 No. 333-82486) pertaining to the Enterprise Products Company Employee Unit Purchase Plan of our report dated September 6, 2002, with respect to the combined financial statements of Mid-America Pipeline System (A Division of The Williams Companies, Inc.) and of our report dated March 6, 2002 (except for the matter described in Note 14, as to which the date is September 6, 2002) with respect to the financial statements of Seminole Pipeline Company included in this Current Report on Form 8-K.


                                             /s/ ERNST & YOUNG LLP


Tulsa, Oklahoma
May 6, 2003